Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated October 30, 1998 included in the MSC Industrial Direct Co., Inc. Form 10-K for the year ended August 29, 1998 and to all references to our Firm included in this Form S-8 registration statement.

                                            ARTHUR ANDERSEN LLP

Melville, New York
January 8, 1999